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                                                                    Exhibit 4.24


THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED IN RELIANCE ON REGULATION S OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE ACT OR ANY STATE SECURITIES LAW, AND THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO REGULATION S, REGISTRATION UNDER THE ACT OR AN EXEMPTION THEREFROM UNDER SAID ACT AND UNDER ALL APPLICABLE STATE SECURITIES LAWS. FURTHERMORE, ALL HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.


A-1                                                                  $500,000.00

                                  ENOTE.COM INC
                              185 ALLEN BROOK LANE
                            WILLISTON, VERMONT 05495
                                 MARCH 13, 2000

              1-YEAR 10 PERCENT SUBORDINATED CONVERTIBLE DEBENTURE
                               DUE MARCH 13, 2001

         eNote.com Inc., a Delaware corporation, (the "Corporation"), for value received, promises to pay to Seafont Group Holdings Pty. Ltd., an Australian corporation (the "Holder"), the sum of Five Hundred Thousand U.S. Dollars ($500,000) on March 13, 2001 (the "due date"), together with interest accrued thereon at the rate of 10 percent per annum, computed from March 13, 2000 (the "issue date"). Payment of principal and interest shall be made in lawful money of the United States of America and shall be wire transferred to the owner hereof at the address appearing below, unless the conversion option is exercised as set forth below in Section 1. This Debenture is a duly authorized issue of the Corporation.

         This Note is issued pursuant to a Note Purchase Agreement dated March 13, 2000 (the "Purchase Agreement") by and between the Corporation and the Holder.

         1. CONVERSION. The holder of this Debenture may at time prior to the maturity hereof (except that, if the Corporation has called this Debenture for redemption, the right to convert shall terminate at the close of business on the second business day prior to the day fixed as the date for such redemption), convert the principal amount hereof into shares of the Corporation's Common Stock. The Conversion ratio shall be $7 of debenture principal per share of Common Stock. To convert this Debenture, the holder hereof must surrender the same at the office of the Corporation, together with a written instrument of transfer in a form satisfactory to the Corporation, properly completed and executed and with a written notice of conversion. All rights of the holder of this Debenture shall, to the extent of the principal and interest thereof converted, cease as of the date of such conversion.


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         2. FRACTIONAL SHARES. In lieu of issuing any fraction of a share upon the conversion of this Debenture, the Corporation shall pay to the holder hereof for any fraction of a share otherwise issuable upon the conversion, cash equal to the same fraction of $7 per unit.

         3. REDEMPTION. The Corporation may at any time prepay in whole or in part, without penalty, the principal amount, plus accrued interest to the date of prepayment, of all outstanding debentures of this issue.

         4. SUBORDINATION.

                  a. The Corporation, for itself, its successors and assigns, covenants and agrees, and each holder of this Note by his acceptance thereof likewise covenants and agrees, that the payment of the principal of and interest on each and all of this Note shall be subordinate and subject, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

                  b. Upon any distribution of assets of the Corporation upon any dissolution, winding up, liquidation, or reorganization of the Corporation, whether in bankruptcy, insolvency, or receivership proceedings or upon an assignment for the benefit of creditors of any other dissolution, winding up, liquidation, or reorganization of the Corporation:

                           (i) All Senior Indebtedness shall first be paid in full, or provision made for such payment in full of the principal thereof, and premium, if any, and interest thereon, before any payment is made on account of the principal of, or interest on, the Notes;

                           (ii) Any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property, or securities (other than stock of the Corporation as reorganized or readjusted or securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Section with respect to the Notes, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), to which the holder of this Note would be entitled except for the provisions of this Section shall be paid by the liquidating trustee or agent or other person making such payment of distribution, whether a trustee in bankruptcy, receiver, or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and premium, if any, and interest on, the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and


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

                           (iii) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property, or securities (other than stock of the Corporation as reorganized or readjusted or securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Section with respect to the Note, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the holder of this Note before all Senior Indebtedness is paid in full, or provision made for its payment, such payment or distribution shall be paid over to the holders of Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as provided in the foregoing subparagraph (2), for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

                  c. Subject to the payment in full of all Senior Indebtedness, the holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property, or securities of the Corporation applicable to the Senior Indebtedness until the principal of and interest on this Note shall be paid in full, and no such payments or distributions in respect of this Note of cash, property, or securities distributable to the Senior Indebtedness under the provisions here shall, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the holder of this Notes, be deemed to be a payment by the Corporation to or on account of this Note. It is understood that the provisions of this Section are and are intended solely for the purpose of defining the relative rights of the holder of this Note, on the one hand, and the holders of the Senior Indebtedness on the other hand. Nothing contained in this Section is intended to or shall impair, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the holder of this Note, the absolute and unconditional obligation of the Corporation to pay the holder of this Note the principal of and interest on this Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of this Note and creditors of the Corporation other than the holders of the Senior Indebtedness; nor shall anything herein or therein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section of the holders of Senior Indebtedness in respect of cash, property or securities of the Corporation received upon the exercise of any such remedy.

                  d. Upon any distribution of assets of the Corporation referred to in this Section, the holder of this Note shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to such holder for the



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                           purpose of ascertaining the persons entitled to
                           participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Corporation, the amount thereof or payable thereon, and all other facts pertinent thereto or to this Section.

                  e. If there shall have occurred a default in the payment of the principal of (or premium, if any) or interest on any Senior Indebtedness, then, unless and until such default shall have been cured or waived, no payment of principal or interest shall be made by the Corporation on this Note, and no holder of this Note shall be entitled to receive any such payment. Nothing contained in this Section shall, however (1) affect the obligation of Corporation to make or prevent the Corporation from making, at any time, except during the pendency of any dissolution, winding up, liquidation, or reorganization proceedings or except as provided in the first sentence of this subsection, payments of principal of or interest on this Note, or (2) prevent the application by any paying agent of any moneys deposited with it by the Corporation to the payment of or on account of the principal of, or interest on, this Note, if, at the time of such deposit, the paying agent did not have written notice of any event prohibiting the making of such payment or deposit by the Corporation; or (3) be construed as preventing the occurrence of any Event of Default hereunder.

                  f. No right of any present or future holder of any Senior Indebtedness of the Corporation to enforce subordination as herein provided shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any act or failure to act, in good faith, by any such holder, or by an noncompliance by the Corporation with the terms, provisions, and covenants of this Note, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  g. Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under the Senior Indebtedness, including without limitation the waiver of default thereunder or the release of any security therefor, may be made or done all without notice to or assent from the holder of this Note. No compromise, alteration, amendment, modification, extension, renewal, or other change of, or waiver, consent, or other action in respect of, any liability or obligation under or respect of, or of any of the terms, covenants, or conditions or any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, and no release of property securing any Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Section.

                  h. "Senior Indebtedness" for purposes of this Section shall mean all indebtedness (principal and interest) now existing or hereafter incurred of the Corporation for money borrowed from banks or other financial institutions: (i) which is secured by the assets of the Corporation; and (ii) is not by its express terms subordinate and junior to or on parity with this Note.

         5. DEFAULT. If any of the following events occur ("Event of Default"), the entire unpaid



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principal amount of, and accrued and unpaid interest on, this Debenture shall immediately be due and payable, and the Corporation shall pay all costs of collection including, but not limited to, reasonable attorneys' fees and expenses incurred by the owner(s) or its assigns on account of such collection, whether or not suit is brought:

                  a. The Corporation fails to pay the principal of this Debenture at its maturity;

                  b. The Corporation commences any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute, of any jurisdiction, whether now or subsequently in effect; or the Corporation is adjudicated as bankrupt by a court of competent jurisdiction; or the Corporation petitions or applies for, acquiesces in, or consents to, the appointment of any receiver or trustee of the Corporation or for all or substantially all of its property or assets; or the Corporation makes an assignment for the benefit of its creditors; or the Corporation admits in writing its inability to pay its debts as they mature; or

                  c. There is commenced against the Corporation any proceeding relating to the Corporation under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute, of any jurisdiction, whether now or subsequently in effect, and the proceeding remains undismissed for a period of 60 days or the Corporation by any act indicates its consent to, approval of, or acquiescence in the proceeding; or a receiver or trustee is appointed for the Corporation or for all or substantially all of its property or assets, and the receivership or trusteeship remains undischarged for a period of 60 days; or a warrant of attachment, execution or similar process is issued against any substantial part of the property or assets of the Corporation, and the warrant or similar process is not dismissed or bonded within 60 days after the levy.

         6. REGISTERED OWNER. The Corporation shall treat the person or persons whose name or names appear on this Debenture as the absolute owner or owners hereof for the purpose of receiving payment of, or on account of, the principal and interest due on this Debenture and for all other purposes, unless and until written notice satisfactory to the Corporation is provided by the registered owner of assignment hereof.

         7. ASSIGNMENT. The Corporation may assign its rights hereunder to any person or entity. No assignment of rights or obligations shall be effective until delivery of written notice of such assignment is made by the assigning party to the other party hereto.

         8. RESTRICTIONS ON TRANSFER. This Note and any shares of the Corporation's Common Stock received upon conversion of this Note may not be transferred other than as provided in the Purchase Agreement.

         9. RELEASE OF SHAREHOLDERS, OFFICERS AND DIRECTORS. This Debenture is the obligation of the Corporation only, and no recourse shall be had for the payment of any principal or interest hereon against any shareholder, officer or director of the Corporation, either directly or through the Corporation, by virtue of any statute for the enforcement of any assessment or otherwise. The holder or holders of this


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Debenture, by the acceptance hereof, and as part of the consideration for this
Debenture, release all claims and waive all liabilities against the foregoing persons in connection with this Debenture.

         10. GOVERNING LAW. This Debenture and all terms and conditions herein shall be governed by and construed and in accordance with the laws of the State of Vermont excluding the state's conflict of law provisions.

         IN WITNESS WHEREOF, THE CORPORATION HAS SIGNED THIS DEBENTURE THIS 13TH DAY OF MARCH, 2000.

                                      ENOTE.COM INC.


                                      BY:  /s/ JOHN R. VARSAMES
                                           -----------------------------------
                                           JOHN R. VARSAMES, PRESIDENT AND CEO



REGISTERED OWNER:
SEAFONT GROUP HOLDINGS PTY. LTD.


BY: /s/ ANDREW KELLEY
    ------------------------------------
    ANDREW KELLEY, CEO




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